October 29, 2024
FOR IMMEDIATE RELEASE

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS QUARTERLY RESULTS AS OF SEPTEMBER 30, 2024

Third Quarter Highlights

▪	Quarterly net income available to common stockholders of $62.1 million or $1.44 per common share.
▪	Adjusted earnings available to common stockholders of $50.6 million or $1.17 adjusted diluted earnings per common share (non-GAAP), which excludes:
•Gain on sale, net, of $29.7 million due to the sale of Rocky Mountain Bank branches in Montana.
•Loss on security sales of $9.5 million.
•Loss on fixed assets of $2.9 million due to branch closures and write-downs on properties listed for sale.
▪	Common equity to total assets increased to 11.11%; while the tangible common equity ratio (non-GAAP) improved 86 basis points to 8.14%.
▪	Net interest margin, full tax-equivalent (non-GAAP) increased to 3.78% for the quarter ended September 30, 2024 up from 3.73% for the quarter ended June 30, 2024.
▪	Nonperforming loans were $69.9 million or 0.61% of total loans, a decrease of $33.8 million or 33% from the quarter ended June 30, 2024.
•Charge-offs of $32.1 million, of which the majority have been reserved for in prior periods, were recorded for the third quarter.

	For the Quarter Ended			For the Nine Months Ended September 30,
	9/30/2024	6/30/2024	9/30/2023	2024	2023
Earnings Summary:
Net income/(loss) available to common stockholders (in millions)	$62.1	$37.7	$46.1	$149.6	$144.2
Diluted earnings/(loss) per common share	1.44	0.88	1.08	3.47	3.37
Annualized return on average assets	1.38%	0.84%	0.94%	1.10%	1.00%
Annualized return on average common equity	12.60	8.14	10.47	10.59	11.28
Annualized return on average tangible common equity (non-GAAP)(1)	18.32	12.28	16.32	15.77	17.82
Net interest margin	3.73	3.68	3.14	3.65	3.23
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.78	3.73	3.18	3.69	3.27
Efficiency ratio	48.58	65.69	63.77	58.94	61.86
Adjusted efficiency ratio, fully-tax equivalent (non-GAAP)(1)	57.98	57.73	59.95	58.16	58.98

Adjusted Earnings Summary (1):
Adjusted earnings available to common stockholders (in millions)	$50.6	$49.6	$48.1	$152.7	$148.3
Adjusted diluted earnings per common share	1.17	1.15	1.12	3.54	3.47
Adjusted annualized return on average assets	1.14%	1.09%	0.98%	1.12%	1.02%
Adjusted annualized return on average common equity	10.27	10.71	10.92	10.81	11.60
Adjusted annualized return on average tangible common equity	14.98	16.05	17.02	16.09	18.31

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF delivered a solid third quarter. Net interest margin increased as we continue to pay down high cost wholesale deposits. Our tangible common equity ratio improved to 8.14%. In July we completed the strategic sale of Rocky Mountain Bank in Montana, resulting in a net gain of $29.7 million. We continue to work closely with our partners at UMB on integration planning for our two companies and we’re excited about closing the transaction, expected in Q1 2025."

Bruce K. Lee, President and Chief Executive Officer, HTLF

Denver, Tuesday, October 29, 2024-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended September 30, 2024, compared to the quarter ended September 30, 2023:
•Net income available to common stockholders of $62.1 million compared to $46.1 million, an increase of $16.1 million or 35%.
•Earnings per diluted common share of $1.44 compared to $1.08, an increase of $0.36 or 33%.
•Adjusted earnings available to common stockholders(1) of $50.6 million or $1.17 per diluted common share compared to $48.1 million or $1.12 per diluted common share, which excludes:
◦Gain on sale, net, of $29.7 million due to the sale of Rocky Mountain Bank branches in Montana.
◦Loss on security sales of $9.5 million.
◦Loss on fixed assets of $2.9 million due to branch closures and write-downs on properties listed for sale.
•Net interest income of $157.9 million compared to $145.8 million, an increase of $12.1 million or 8%.
•Annualized return on average assets of 1.38% compared to 0.94%. Adjusted annualized return on average assets(1) of 1.14% compared to 0.98%.
•Annualized return on average common equity of 12.60% compared to 10.47%. Adjusted annualized return on average common equity(1) of 10.27% compared to 10.92%.
•Annualized return on average tangible common equity(1) of 18.32% compared to 16.32%. Adjusted annualized return on average tangible common equity(1) of 14.98% compared to 17.02%.

Rocky Mountain Bank Sale

HTLF Bank closed on the sale of the Rocky Mountain Bank branches in Montana in mid-July to two purchasers, which included loans of $343.8 million, deposits of $531.9 million and fixed assets of $13.8 million. The gain on sale, net, of $29.7 million was realized in the third quarter of 2024.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.73% (3.78% on a fully tax-equivalent basis, non-GAAP) for the third quarter of 2024 compared to 3.68% (3.73% on a fully tax-equivalent basis, non-GAAP) for the second quarter of 2024, and 3.14% (3.18% on a fully tax-equivalent basis, non-GAAP) for the third quarter of 2023.

Total interest income and average earning asset changes for the third quarter of 2024 compared to the third quarter of 2023 were:
•Total interest income was $253.8 million compared to $245.4 million, an increase of $8.4 million or 3%, primarily attributable to an increase in yields on average earning assets. During the third quarter of 2024, HTLF recorded $5.3 million in additional interest income for a security that paid off.
•Total interest income on a tax-equivalent basis (non-GAAP) was $255.8 million, an increase of $8.2 million or 3%, from $247.6 million. Subsequent to September 30, 2024, the fair value hedges were terminated in favorable market conditions in early October. HTLF recorded $10.3 million of interest income associated with the fair value hedges in the third quarter of 2024 in comparison to $5.6 million in the third quarter of 2023. As a result of the fair value hedge terminations, no additional interest income will be recorded.
•Average earning assets decreased $1.60 billion or 9% to $16.84 billion compared to $18.44 billion, primarily due to the sale of $865.4 million of securities during the fourth quarter of 2023, $108.4 million of securities sold during the second quarter of 2024, and $40.3 million of securities sold during the third quarter of 2024. The proceeds were utilized to pay down high-cost wholesale deposits and borrowings.
•The average rate on earning assets increased 71 basis points to 6.04% from 5.33%, primarily due to recent interest rate increases on earning assets.

Total interest expense and average interest-bearing liability changes for the third quarter of 2024 compared to the third quarter of 2023 were:
•Total interest expense was $95.9 million, a decrease of $3.8 million from $99.7 million, primarily due to a decrease in average interest-bearing liabilities.
•The average interest rate paid on interest-bearing liabilities increased 17 basis points to 3.18% from 3.01%.
•Average interest-bearing deposits decreased $1.65 billion or 13% to $11.03 billion from $12.68 billion.

•The average interest rate paid on interest-bearing deposits decreased 4 basis points to 2.86% from 2.90%.
•Average borrowings and term debt increased $478.2 million to $953.9 million from $475.7 million, and the average interest rate paid on borrowings decreased 40 basis points to 5.39% from 5.78%.

Net interest income changes for the third quarter of 2024 compared to the third quarter of 2023 were:
•Net interest income totaled $157.9 million compared to $145.8 million, an increase of $12.1 million or 8%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $159.9 million compared to $147.9 million, an increase of $12.0 million or 8%.

Noninterest Income and Noninterest Expense

Total noninterest income was $19.0 million during the third quarter of 2024 compared to $28.4 million during the third quarter of 2023, a decrease of $9.4 million or 33%. Significant changes within the noninterest income category for the third quarter of 2024 compared to the third quarter of 2023 were:
•Service charges and fees decreased $1.5 million or 8% to $17.1 million from $18.6 million, primarily attributable to a decrease in consumer NSF and overdraft fees. In the fourth quarter of 2023, HTLF instituted a new fee policy across our single charter customer base in response to industry changes related to consumer overdraft fees.
•Net security losses increased $9.4 million to $9.5 million compared to net security losses of $114,000.
•Net gains on sales of loans held for sale decreased to $0 from $905,000, due to HTLF ceasing originations of residential mortgage loans to be sold to the secondary market.
•Other noninterest income increased $957,000 to $1.6 million from $619,000, primarily due to an increase in deferred compensation income of $1.0 million to $1.5 million from $433,000.
Total noninterest expense was $85.9 million during the third quarter of 2024 compared to $111.1 million during the third quarter of 2023, a decrease of $25.1 million or 23%. Significant changes within the noninterest expense category for the third quarter of 2024 compared to the third quarter of 2023 were:
•Salaries and employee benefits totaled $62.7 million compared to $62.3 million, an increase of $480,000 or 1%. The increase was attributable to higher benefit costs including incentive compensation and benefit expenses partially offset by a reduction of full-time equivalent employees. Full-time equivalent employees totaled 1,725 compared to 1,965, a decrease of 240 or 12%.
•Professional fees totaled $17.4 million compared to $13.6 million, an increase of $3.8 million or 28%, primarily due to an increase legal expenses, including those associated with special asset loans.
•Gain on sale of assets, net, totaled $26.4 million compared to a loss on sale of assets of $108,000. As discussed earlier, Rocky Mountain Bank, a division of HTLF Bank, was sold during the third quarter of 2024 which generated a gain on sale, net, of $29.7 million.

The effective tax rate was 24.25% for the third quarter of 2024 compared to 21.89% for third quarter of 2023. The following items impacted the third quarter 2024 and 2023 tax calculations:
•Various tax credits of $629,000 compared to $1.6 million.
•Tax-exempt interest income as a percentage of pre-tax income of 8.92% compared to 13.14%.
•Tax benefit of $140,000 compared to a tax expense of $41,000 resulting from the vesting of restricted stock units.
•Tax expense of $1.1 million compared to $1.6 million resulting from the disallowed interest expense related to tax-exempt loans and securities.

Total Assets, Total Loans and Total Deposits

Total assets were $18.27 billion at September 30, 2024, compared to $18.81 billion at June 30, 2024, and $19.41 billion at December 31, 2023. Total assets decreased $540.1 million or 3% during the third quarter of 2024 and $1.14 billion or 6% since year-end 2023. Securities represented 27% and 29% of total assets at September 30, 2024, and December 31, 2023, respectively.

Total loans held to maturity were $11.44 billion at September 30, 2024, compared to $11.61 billion at June 30, 2024, and $12.07 billion at December 31, 2023. Loans decreased $167.4 million or 1% during the third quarter of 2024 and $627.7 million or 5% since year-end 2023. Excluding the impact of Rocky Mountain Bank, loans held to maturity decreased $172.4 million or 1% during the third quarter of 2024 and decreased $284.0 million or 2% since year-end 2023.

Significant changes by loan category at September 30, 2024 compared to June 30, 2024 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, decreased $262.7 million or 4% to $5.99 billion compared to $6.26 billion. Excluding the impact of Rocky Mountain Bank, commercial and business lending decreased $119.4 million or 2%.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, decreased $3.3 million, or less than 1%, to $3.58 billion compared to $3.58 billion. Excluding the impact of Rocky Mountain Bank, commercial real estate lending increased $67.0 million or 2%.
•Agricultural and agricultural real estate loans decreased $167.2 million or 19% to $701.2 million compared to $868.4 million. Excluding the impact of Rocky Mountain Bank, agricultural and agricultural real estate loans decreased $99.9 million or 12%.
•Residential mortgage loans decreased $56.7 million or 7% to $708.0 million compared to $764.7 million. Excluding the impact of Rocky Mountain Bank, residential mortgage loans decreased $25.7 million or 3%.

Significant changes by loan category at September 30, 2024 compared to December 31, 2023 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, decreased $298.6 million or 5% to $5.99 billion compared to $6.29 billion. Excluding the Rocky Mountain Bank loans sold of $143.3 million, commercial and business lending decreased $155.3 million or 2%.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $9.9 million or less than 1% to $3.58 billion compared to $3.57 billion. Excluding the Rocky Mountain Bank loans sold of $70.3 million, commercial real estate lending increased $80.2 million or 2%.
•Agricultural and agricultural real estate loans decreased $218.0 million or 24% to $701.2 million compared to $919.2 million. Excluding the Rocky Mountain Bank loans sold of $67.3 million, agricultural and agricultural real estate loans decreased $150.7 million or 16%.
•Residential mortgage loans decreased $89.8 million or 11% to $708.0 million compared to $797.8 million. Excluding the Rocky Mountain Bank loans sold of $31.0 million, residential mortgage loans decreased $58.9 million or 7%.

Total deposits were $14.95 billion as of September 30, 2024, compared to $14.96 billion as of June 30, 2024, a decrease of $3.4 million or less than 1%. Total deposits were $14.95 billion as of September 30, 2024, compared to $16.20 billion at December 31, 2023, which was a decrease of $1.25 billion or 8%. Excluding the impact of Rocky Mountain Bank, deposits decreased $9.8 million or less than 1% during the third quarter of 2024 and decreased $716.6 million or 4% since year-end 2023.

Total customer deposits were $14.35 billion as of September 30, 2024, compared to $14.13 billion at June 30, 2024, an increase of $217.6 million or 2%. Excluding the impact of Rocky Mountain Bank, customer deposits increased $211.2 million or 1%. Significant customer deposit changes by category at September 30, 2024, compared to June 30, 2024, included:
•Customer demand deposits decreased $367.6 million or 8% to $4.01 billion compared to $4.38 billion. Excluding the impact of Rocky Mountain Bank, customer demand deposits decreased $235.9 million or 6%.
•Customer savings deposits increased $270.0 million or 3% to $8.71 billion compared to $8.44 billion. Excluding the impact of Rocky Mountain Bank, customer savings deposits increased $554.4 million or 7%.
•Customer time deposits decreased $223.1 million or 12% to $1.63 billion compared to $1.85 billion. Excluding the impact of Rocky Mountain Bank, customer time deposits decreased $107.3 million or 6%.

Total customer deposits were $14.35 billion as of September 30, 2024, compared to $14.86 billion at December 31, 2023, a decrease of $505.1 million or 3%. Excluding the Rocky Mountain Bank customer deposits sold of $531.9 million, customer deposits increased $26.7 million. Significant customer deposit changes by category at September 30, 2024, compared to December 31, 2023, included:
•Customer demand deposits decreased $491.1 million or 11% to $4.01 billion compared to $4.50 billion. Excluding the Rocky Mountain Bank customer demand deposits sold of $131.7 million, customer demand deposits decreased $359.3 million or 8%.
•Customer savings deposits increased $302.0 million or 4% to $8.71 billion compared to $8.41 billion. Excluding the Rocky Mountain Bank customer savings deposits sold of $284.3 million, customer savings deposits increased $586.3 million or 7%.

•Customer time deposits decreased $316.0 million or 16% to $1.63 billion compared to $1.94 billion. Excluding the Rocky Mountain Bank customer time deposits sold of $115.8 million, customer time deposits decreased $200.2 million or 10%.

Total wholesale and institutional deposits were $601.9 million as of September 30, 2024, a decrease of $221.0 million or 27% from $822.9 million at June 30, 2024. Significant wholesale and institutional deposit changes by category at September 30, 2024 compared to June 30, 2024 included:
•Wholesale and institutional savings deposits decreased $105.7 million or 33% to $213.0 million compared to $318.6 million.
•Wholesale time deposits decreased $115.3 million or 23% to $389.0 million compared to $504.3 million.

Total wholesale and institutional deposits were $601.9 million as of September 30, 2024, which was a decrease of $743.4 million or 55% from $1.35 billion at December 31, 2023. Significant wholesale and institutional deposit changes by category at September 30, 2024 compared to December 31, 2023 included:
•Wholesale and institutional savings deposits decreased $181.4 million or 46% to $213.0 million compared to $394.4 million.
•Wholesale time deposits decreased $562.0 million or 59% to $389.0 million compared to $950.9 million.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the third quarter of 2024 was $8.9 million, an increase of $6.2 million from $2.7 million recorded in the third quarter of 2023.

The allowance for credit losses for loans totaled $106.8 million at September 30, 2024 and $122.6 million at December 31, 2023. The following items impacted the allowance for credit losses for loans at September 30, 2024:
•Provision expense for the nine months ended September 30, 2024, totaled $22.3 million. Provision expense was primarily impacted in the third quarter of 2024 by a nonperforming food manufacturing syndication loan currently in bankruptcy proceedings. HTLF recorded a charge-off of $19.2 million for this credit during the third quarter of 2024, of which $10.0 million was reserved for in a prior period.
•Net charge-offs of $38.0 million, of which the majority have been reserved for in prior periods, were recorded for the first nine months of 2024.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments decreased $6.0 million or 36% to $10.5 million at September 30, 2024, from $16.5 million at December 31, 2023. The following impacted HTLF's allowance for credit losses for unfunded commitments during 2024:
•Provision benefit for the nine months ended September 30, 2024, totaled $6.0 million.
•Reduction of $82.9 million in unfunded commitments for construction loans, which carry the highest loss rate.
•Total unfunded commitments decreased $684.5 million or 15% to $3.94 billion at September 30, 2024 compared to $4.63 billion at December 31, 2023.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $6.3 million for the third quarter of 2024 compared to $1.5 million for the third quarter of 2023. The total allowance for lending related credit losses was $117.3 million or 1.02% of total loans at September 30, 2024, compared to $139.0 million or 1.15% of total loans as of December 31, 2023.

Nonperforming Assets

Nonperforming assets were $76.8 million or 0.42% of total assets at September 30, 2024, compared to $110.5 million or 0.57% of total assets at December 31, 2023. Nonperforming assets were reduced by charge-offs of $32.1 million and the return to performing status of a $10.4 million owner occupied commercial real estate loan relationship. The reduction was partially offset by the addition of a $10.1 million non-owner commercial real estate loan relationship. Nonperforming loans were $69.9 million or 0.61% of total loans at September 30, 2024, compared to $97.9 million or 0.81% of total loans at December 31, 2023. At September 30, 2024, loans delinquent 30-89 days were 0.26% of total loans compared to 0.09% of total loans at December 31, 2023. The increase in the 30-89 day delinquencies was due to a single $12.8 million real estate construction loan. Other real estate owned, net, decreased $5.7 million or 46% to

$6.8 million at September 30, 2024 from $12.5 million at December 31, 2023.

Non-GAAP Financial Measures

This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Adjusted earnings available to common stockholders and adjusted diluted earnings per common share, adjust net income for the gain/loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes these measures enhance the comparability net income available to common stockholders as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Adjusted annualized return on average assets, adjusts net income for the gain/loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Adjusted efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. Net interest margin, fully tax equivalent, is net interest income adjusted for the tax-favored status of certain loans and securities divided by average earning assets.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Adjusted annualized return on average common equity, adjusts net income for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Adjusted annualized return on average tangible common equity, adjusts net income available to common stockholders for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized ratio of core expenses to average assets adjusts noninterest expenses to exclude specific items noted in the reconciliation. Management includes this measure as it is considered to be a critical metric to analyze and evaluate controllable expenses related to primary business operations.

About HTLF

Heartland Financial USA, Inc., is a Denver, Colorado-based bank holding company operating under the brand name HTLF, with assets of $18.27 billion as of September 30, 2024. HTLF's banks serve customers in the West, Southwest and Midwest regions. HTLF is committed to serving the banking needs of privately owned businesses, their owners, executives and employees. Our core commercial business is supported by a strong retail banking operation, in addition to a diversified line of financial services including treasury management, wealth management and investments. Additional information is available at www.htlf.com.

Safe Harbor Statement

This release (including any information incorporated herein by reference), and future oral and written statements of the company and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about the company's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company's operations or performance. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "intent", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of the company and its management. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2023 and updates in HTLF's Forms 10-Q filed thereafter, and include, among others:
•Economic and Market Conditions Risks, including risks related to the deterioration of the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, pandemics and governmental measures addressing them, climate change and climate-related regulations, persistent inflation, higher interest rates, supply chain issues, labor shortages, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values due to climate and other borrower industry risks, which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions, rising interest rates and changes in monetary policy on our borrowings and net interest income;
•Risks related to the planned merger with UMB Financial Corporation (the “Merger”), the fluctuation of the market value of the merger consideration, risks related to combining our businesses, including expenses related to the Merger and integration of the combined entity, risks that the Merger may not occur, and the risk of litigation related to the Merger;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including economic, political, and competitive forces impacting our business;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and

•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF's business, financial condition and results of operations. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF's financial results, is included in HTLF’s filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

CONTACT:
Kevin L. Thompson
Executive Vice President
Chief Financial Officer
(563) 589-1994
kthompson@htlf.com

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Interest Income
Interest and fees on loans	$192,506	$182,394	$587,328	$505,136
Interest on securities:
Taxable	51,116	54,800	145,511	168,948
Nontaxable	5,979	6,584	18,062	18,990
Interest on federal funds sold	—	3	—	3
Interest on deposits with other banks and short-term investments	4,193	1,651	10,244	4,833
Total Interest Income	253,794	245,432	761,145	697,910
Interest Expense
Interest on deposits	82,976	92,744	247,609	231,617
Interest on borrowings	7,378	1,167	25,727	4,437
Interest on term debt	5,543	5,765	16,956	16,756
Total Interest Expense	95,897	99,676	290,292	252,810
Net Interest Income	157,897	145,756	470,853	445,100
Provision for credit losses	6,276	1,516	16,270	9,969
Net Interest Income After Provision for Credit Losses	151,621	144,240	454,583	435,131
Noninterest Income
Service charges and fees	17,100	18,553	51,127	55,316
Loan servicing income	111	278	349	1,403
Trust fees	5,272	4,734	15,847	15,810
Brokerage and insurance commissions	853	692	2,501	2,065
Capital markets fees	2,116	1,845	5,003	8,331
Securities gains (losses), net	(9,520)	(114)	(19,573)	(1,532)
Unrealized gain on equity securities, net	377	13	605	165
Net gains on sale of loans held for sale	—	905	104	3,786
Income on bank owned life insurance	1,107	858	3,610	3,042
Other noninterest income	1,576	619	5,289	2,489
Total Noninterest Income	18,992	28,383	64,862	90,875
Noninterest Expense
Salaries and employee benefits	62,742	62,262	191,817	186,510
Occupancy	6,318	6,438	19,843	20,338
Furniture and equipment	2,062	2,720	6,554	8,698
Professional fees	17,448	13,616	48,351	41,607
FDIC insurance assessments	3,035	3,313	11,344	9,627
Advertising	1,937	1,633	4,663	6,670
Core deposit intangibles amortization	1,345	1,625	4,258	5,128
Other real estate and loan collection expenses, net	395	481	1,422	984
(Gain) loss on sales/valuations of assets, net	(26,419)	108	(26,012)	(2,149)
Acquisition, integration and restructuring costs	2,026	2,429	9,374	5,994
Partnership investment in tax credit projects	222	1,136	938	1,828
Other noninterest expense	14,816	15,292	43,214	46,307
Total Noninterest Expense	85,927	111,053	315,766	331,542
Income Before Income Taxes	84,686	61,570	203,679	194,464
Income taxes	20,533	13,479	48,077	44,181
Net Income/(Loss)	64,153	48,091	155,602	150,283
Preferred dividends	(2,013)	(2,013)	(6,038)	(6,038)
Net Income/(Loss) Available to Common Stockholders	$62,140	$46,078	$149,564	$144,245
Earnings/(loss) per common share-diluted	$1.44	$1.08	$3.47	$3.37
Weighted average shares outstanding-diluted	43,195,257	42,812,563	43,080,422	42,769,872

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Interest Income
Interest and fees on loans	$192,506	$199,161	$195,661	$192,861	$182,394
Interest on securities:
Taxable	51,116	47,381	47,014	54,573	54,800
Nontaxable	5,979	6,042	6,041	6,278	6,584
Interest on federal funds sold	—	—	—	—	3
Interest on deposits with other banks and short-term investments	4,193	3,045	3,006	2,174	1,651
Total Interest Income	253,794	255,629	251,722	255,886	245,432
Interest Expense
Interest on deposits	82,976	80,499	84,134	88,071	92,744
Interest on borrowings	7,378	10,825	7,524	5,874	1,167
Interest on term debt	5,543	5,564	5,849	5,804	5,765
Total Interest Expense	95,897	96,888	97,507	99,749	99,676
Net Interest Income	157,897	158,741	154,215	156,137	145,756
Provision for credit losses	6,276	9,008	986	11,738	1,516
Net Interest Income After Provision for Credit Losses	151,621	149,733	153,229	144,399	144,240
Noninterest Income
Service charges and fees	17,100	16,964	17,063	18,708	18,553
Loan servicing income	111	107	131	158	278
Trust fees	5,272	5,532	5,043	4,905	4,734
Brokerage and insurance commissions	853	894	754	729	692
Capital markets fees	2,116	1,996	891	1,676	1,845
Securities gains (losses), net	(9,520)	(10,111)	58	(140,007)	(114)
Unrealized gain on equity securities, net	377	133	95	75	13
Net gains on sale of loans held for sale	—	—	104	94	905
Income on bank owned life insurance	1,107	1,326	1,177	729	858
Other noninterest income	1,576	1,366	2,347	1,132	619
Total Noninterest Income	18,992	18,207	27,663	(111,801)	28,383
Noninterest Expense
Salaries and employee benefits	62,742	65,120	63,955	64,766	62,262
Occupancy	6,318	6,262	7,263	6,509	6,438
Furniture and equipment	2,062	2,155	2,337	2,901	2,720
Professional fees	17,448	15,372	15,531	17,060	13,616
FDIC insurance assessments	3,035	3,340	4,969	10,313	3,313
Advertising	1,937	1,368	1,358	1,677	1,633
Core deposit intangibles amortization	1,345	1,421	1,492	1,611	1,625
Other real estate and loan collection expenses, net	395	515	512	505	481
(Gain) loss on sales/valuations of assets, net	(26,419)	193	214	2,072	108
Acquisition, integration and restructuring costs	2,026	5,973	1,375	4,365	2,429
Partnership investment in tax credit projects	222	222	494	3,573	1,136
Other noninterest expense	14,816	14,303	14,095	14,933	15,292
Total Noninterest Expense	85,927	116,244	113,595	130,285	111,053
Income Before Income Taxes	84,686	51,696	67,297	(97,687)	61,570
Income taxes	20,533	11,954	15,590	(27,324)	13,479
Net Income/(Loss)	64,153	39,742	51,707	(70,363)	48,091
Preferred dividends	(2,013)	(2,012)	(2,013)	(2,012)	(2,013)
Net Income/(Loss) Available to Common Stockholders	$62,140	$37,730	$49,694	$(72,375)	$46,078
Earnings/(loss) per common share-diluted	$1.44	$0.88	$1.16	$(1.69)	$1.08
Weighted average shares outstanding-diluted	43,195,257	43,060,354	42,915,768	42,838,405	42,812,563

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Assets
Cash and due from banks	$228,719	$226,735	$208,176	$275,554	$248,756
Interest-bearing deposits with other banks and short-term investments	359,675	147,211	236,190	47,459	99,239
Cash and cash equivalents	588,394	373,946	444,366	323,013	347,995
Time deposits in other financial institutions	1,050	1,340	1,240	1,240	1,490
Securities:
Carried at fair value	4,057,335	4,185,054	4,418,222	4,646,891	5,482,687
Held to maturity, at cost	839,623	842,980	841,055	838,241	835,468
Other investments, at cost	69,511	70,684	68,524	91,277	90,001
Loans held for sale	—	348,761	352,744	5,071	6,262
Loans:
Held to maturity	11,440,917	11,608,309	11,644,641	12,068,645	11,872,436
Allowance for credit losses	(106,797)	(126,861)	(123,934)	(122,566)	(110,208)
Loans, net	11,334,120	11,481,448	11,520,707	11,946,079	11,762,228
Premises, furniture and equipment, net	155,140	175,953	176,582	181,070	187,436
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit intangibles, net	14,157	15,501	16,923	18,415	20,026
Cash surrender value on life insurance	199,998	199,036	197,671	197,085	196,694
Other real estate, net	6,805	7,533	2,590	12,548	14,362
Other assets	430,155	534,429	516,198	574,772	609,139
Total Assets	$18,272,293	$18,812,670	$19,132,827	$19,411,707	$20,129,793
Liabilities and Equity
Liabilities
Deposits:
Demand	$4,009,218	$4,244,169	$4,264,390	$4,500,304	$4,792,813
Savings	8,926,192	8,470,416	8,669,221	8,805,597	8,754,911
Time	2,017,806	2,242,005	2,368,555	2,895,813	3,553,269
Total deposits	14,953,216	14,956,590	15,302,166	16,201,714	17,100,993
Deposits held for sale	—	538,308	596,328	—	—
Borrowings	546,219	694,909	650,033	622,255	392,634
Term debt	373,324	372,988	372,652	372,396	372,059
Accrued expenses and other liabilities	259,161	222,025	232,815	282,225	438,577
Total Liabilities	16,131,920	16,784,820	17,153,994	17,478,590	18,304,263
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,884	42,852	42,784	42,688	42,656
Capital surplus	1,098,837	1,096,619	1,093,207	1,090,740	1,088,267
Retained earnings	1,252,247	1,203,092	1,178,330	1,141,501	1,226,740
Accumulated other comprehensive income/(loss)	(364,300)	(425,418)	(446,193)	(452,517)	(642,838)
Total Equity	2,140,373	2,027,850	1,978,833	1,933,117	1,825,530
Total Liabilities and Equity	$18,272,293	$18,812,670	$19,132,827	$19,411,707	$20,129,793

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Average Balances
Assets	$18,439,910	$19,043,362	$19,296,638	$19,667,825	$20,207,920
Loans, net of unearned	11,584,999	12,010,289	12,021,930	11,938,272	11,800,064
Total deposits	15,148,944	15,562,920	16,042,402	16,709,394	17,507,813
Customer deposits	14,347,965	14,768,407	14,816,652	14,969,948	14,699,235
Earning assets	16,838,131	17,331,435	17,597,068	17,853,957	18,439,010
Interest-bearing liabilities	11,986,220	12,461,957	12,607,745	12,721,680	13,158,631
Common equity	1,962,334	1,863,236	1,832,959	1,729,086	1,746,818
Total stockholders' equity	2,073,039	1,973,941	1,943,664	1,839,791	1,857,523
Tangible common equity (non-GAAP)(1)	1,371,515	1,271,046	1,239,313	1,133,888	1,149,992

Key Performance Ratios
Annualized return on average assets	1.38%	0.84%	1.08%	(1.42)%	0.94%
Adjusted annualized return on average assets (non-GAAP)(1)	1.14	1.09	1.13	0.96	0.98
Annualized return on average common equity (GAAP)	12.60	8.14	10.90	(16.61)	10.47
Adjusted annualized return on average common equity (non-GAAP)(1)	10.27	10.71	11.50	10.46	10.92
Annualized return on average tangible common equity (non-GAAP)(1)	18.32	12.28	16.49	(24.89)	16.32
Adjusted annualized return on average tangible common equity (non-GAAP)(1)	14.98	16.05	17.38	16.38	17.02
Annualized ratio of net charge-offs/(recoveries) to average loans	0.99	0.23	0.08	0.01	0.12
Annualized net interest margin (GAAP)	3.73	3.68	3.52	3.47	3.14
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.78	3.73	3.57	3.52	3.18
Annualized cost of deposits	2.18	2.08	2.11	2.09	2.10
Efficiency ratio (GAAP)	48.58	65.69	62.46	293.86	63.77
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.98	57.73	58.77	59.31	59.95
Annualized ratio of total noninterest expenses to average assets (GAAP)	1.85	2.46	2.37	2.63	2.18
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.35	2.30	2.25	2.23	2.08

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Average Balances
Assets	$18,439,910	$20,207,920	$18,924,862	$20,182,808
Loans, net of unearned	11,584,999	11,800,064	11,871,358	11,602,741
Total deposits	15,148,944	17,507,813	15,583,165	17,567,614
Customer deposits	14,347,965	14,699,235	14,642,347	14,778,030
Earning assets	16,838,131	18,439,010	17,254,023	18,451,907
Interest-bearing liabilities	11,986,220	13,158,631	12,350,640	12,985,665
Common equity	1,962,334	1,746,818	1,886,454	1,710,230
Total stockholders' equity	2,073,039	1,857,523	1,997,159	1,820,935
Tangible common equity (non-GAAP)(1)	1,371,515	1,149,992	1,294,241	1,111,724

Key Performance Ratios
Annualized return on average assets	1.38%	0.94%	1.10%	1.00%
Adjusted annualized return on average assets (non-GAAP)(1)	1.14	0.98	1.12	1.02
Annualized return on average common equity (GAAP)	12.60	10.47	10.59	11.28
Adjusted annualized return on average common equity (non-GAAP)(1)	10.27	10.92	10.81	11.60
Annualized return on average tangible common equity (non-GAAP)(1)	18.32	16.32	15.77	17.82
Adjusted annualized return on average tangible common equity (non-GAAP)(1)	14.98	17.02	16.09	18.31
Annualized ratio of net charge-offs/(recoveries) to average loans	0.99	0.12	0.43	0.14
Annualized net interest margin (GAAP)	3.73	3.14	3.65	3.23
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.78	3.18	3.69	3.27
Annualized cost of deposits	2.18	2.10	2.12	1.76
Efficiency ratio (GAAP)	48.58	63.77	58.94	61.86
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.98	59.95	58.16	58.98
Annualized ratio of total noninterest expenses to average assets (GAAP)	1.85	2.18	2.23	2.20
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.35	2.08	2.30	2.12

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Common Share Data
Book value per common share	$47.33	$44.74	$43.66	$42.69	$40.20
Tangible book value per common share (non-GAAP)(1)	33.57	30.94	29.81	28.77	26.23
ASC 320 effect on book value per common share	(8.78)	(10.82)	(11.18)	(11.00)	(16.27)

Common shares outstanding, net of treasury stock	42,883,865	42,852,180	42,783,670	42,688,008	42,656,303

Capital Ratios
Common equity to total assets	11.11%	10.19%	9.76%	9.39%	8.52%
Tangible common equity ratio (non-GAAP)(1)	8.14	7.28	6.88	6.53	5.73
Tier 1 leverage ratio	10.77	10.13	9.84	9.44	9.59
Common equity tier 1 ratio(2)	12.66	11.68	11.40	10.97	11.37
Total risk based capital ratio(2)	16.34	15.32	14.99	14.53	14.90

Other Selected Trend Information
Effective tax rate	24.25%	23.12%	23.17%	27.97%	21.89%
Full time equivalent employees	1,725	1,843	1,888	1,970	1,965

Loans Held to Maturity
Commercial and industrial	$3,503,093	$3,541,239	$3,545,051	$3,652,047	$3,591,809
Paycheck Protection Program ("PPP")	1,582	1,864	2,172	2,777	3,750
Owner occupied commercial real estate	2,489,697	2,555,964	2,545,033	2,638,175	2,429,659
Commercial and business lending	5,994,372	6,099,067	6,092,256	6,292,999	6,025,218
Non-owner occupied commercial real estate	2,455,396	2,434,258	2,495,068	2,553,711	2,656,358
Real estate construction	1,119,922	1,082,726	1,041,583	1,011,716	1,029,554
Commercial real estate lending	3,575,318	3,516,984	3,536,651	3,565,427	3,685,912
Total commercial lending	9,569,690	9,616,051	9,628,907	9,858,426	9,711,130
Agricultural and agricultural real estate	701,211	802,958	809,876	919,184	842,116
Residential mortgage	707,984	733,401	756,021	797,829	813,803
Consumer	462,032	455,899	449,837	493,206	505,387
Total loans held to maturity	$11,440,917	$11,608,309	$11,644,641	$12,068,645	$11,872,436

Total unfunded loan commitments	$3,941,268	$4,381,565	$4,537,718	$4,625,768	$4,813,798

Deposits
Demand-customer	$4,009,218	$4,244,169	$4,264,390	$4,500,304	$4,792,813
Savings-customer	8,713,228	8,151,794	8,269,956	8,411,240	8,190,430
Savings-wholesale and institutional	212,964	318,622	399,265	394,357	564,481
Total savings	8,926,192	8,470,416	8,669,221	8,805,597	8,754,911
Time-customer	1,628,856	1,737,723	1,734,971	1,944,884	1,814,335
Time-wholesale	388,950	504,282	633,584	950,929	1,738,934
Total time	2,017,806	2,242,005	2,368,555	2,895,813	3,553,269
Total deposits	$14,953,216	$14,956,590	$15,302,166	$16,201,714	$17,100,993

Total customer deposits	$14,351,302	$14,133,686	$14,269,317	$14,856,428	$14,797,578
Total wholesale and institutional deposits	601,914	822,904	1,032,849	1,345,286	2,303,415
Total deposits	$14,953,216	$14,956,590	$15,302,166	$16,201,714	$17,100,993

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) September 30, 2024 calculation is preliminary.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Allowance for Credit Losses-Loans
Balance, beginning of period	$126,861	$123,934	$122,566	$110,208	$111,198
Provision for credit losses	8,871	9,737	3,668	12,750	2,672
Charge-offs	(32,137)	(7,388)	(4,093)	(3,886)	(3,964)
Recoveries	3,202	578	1,793	3,494	302
Balance, end of period	$106,797	$126,861	$123,934	$122,566	$110,208

Allowance for Unfunded Commitments
Balance, beginning of period	$13,057	$13,786	$16,468	$17,480	$18,636
Provision for credit losses	(2,595)	(729)	(2,682)	(1,012)	(1,156)
Balance, end of period	$10,462	$13,057	$13,786	$16,468	$17,480

Allowance for lending related credit losses	$117,259	$139,918	$137,720	$139,034	$127,688

Provision for Credit Losses
Provision for credit losses-loans	$8,871	$9,737	$3,668	$12,750	$2,672
Provision for credit losses-unfunded commitments	(2,595)	(729)	(2,682)	(1,012)	(1,156)
Total provision (benefit) for credit losses	$6,276	$9,008	$986	$11,738	$1,516

Asset Quality
Nonaccrual loans	$69,115	$103,123	$94,800	$95,426	$51,304
Loans past due ninety days or more	832	663	611	2,507	511
Other real estate owned	6,805	7,533	2,590	12,548	14,362
Other repossessed assets	—	—	—	—	1
Total nonperforming assets	$76,752	$111,319	$98,001	$110,481	$66,178

Nonperforming Assets Activity
Balance, beginning of period	$111,319	$98,001	$110,481	$66,178	$66,097
Net loan (charge-offs) recoveries	(28,935)	(6,810)	(2,300)	(392)	(3,662)
New nonperforming loans	25,441	48,346	5,470	61,193	19,295
Reduction of nonperforming loans(1)	(30,240)	(28,050)	(5,692)	(14,278)	(14,691)
OREO/Repossessed assets sales proceeds	(833)	(168)	(9,958)	(2,220)	(861)
Balance, end of period	$76,752	$111,319	$98,001	$110,481	$66,178

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.61%	0.89%	0.82%	0.81%	0.44%
Ratio of nonperforming assets to total assets	0.42	0.59	0.51	0.57	0.33
Annualized ratio of net loan charge-offs (recoveries) to average loans	0.99	0.23	0.08	0.01	0.12
Allowance for loan credit losses as a percent of loans	0.93	1.09	1.06	1.02	0.93
Allowance for lending related credit losses as a percent of loans	1.02	1.21	1.18	1.15	1.08
Allowance for loan credit losses as a percent of nonperforming loans	152.68	122.23	129.89	125.15	212.70
Loans delinquent 30-89 days as a percent of total loans	0.26	0.25	0.31	0.09	0.12

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$4,254,529	$51,116	4.78%	$4,490,407	$47,381	4.24%	$5,726,057	$54,800	3.80%
Nontaxable(1)	768,483	7,313	3.79	759,234	7,383	3.91	881,162	8,085	3.64
Total securities	5,023,012	58,429	4.63	5,249,641	54,764	4.20	6,607,219	62,885	3.78
Interest on deposits with other banks and short-term investments	355,394	4,193	4.69	194,824	3,045	6.29	142,301	1,651	4.60
Federal funds sold	—	—	—	—	—	—	152	3	7.83
Loans:(2)
Commercial and industrial(1)	3,531,206	65,972	7.43	3,638,004	69,469	7.68	3,610,677	63,001	6.92
PPP loans	1,759	5	1.13	2,242	7	1.26	3,948	11	1.11
Owner occupied commercial real estate	2,527,006	35,189	5.54	2,615,504	37,028	5.69	2,412,501	30,127	4.95
Non-owner occupied commercial real estate	2,474,036	39,536	6.36	2,519,346	39,272	6.27	2,586,011	38,779	5.95
Real estate construction	1,106,387	22,878	8.23	1,093,399	21,770	8.01	1,027,544	19,448	7.51
Agricultural and agricultural real estate	757,745	11,536	6.06	879,707	13,390	6.12	822,957	12,582	6.07
Residential real estate	725,901	9,110	4.99	776,821	9,454	4.89	827,402	9,482	4.55
Consumer	460,959	8,956	7.73	485,266	9,421	7.81	509,024	9,615	7.49
Less: allowance for credit losses	(125,274)	—	—	(123,319)	—	—	(110,726)	—	—
Net loans	11,459,725	193,182	6.71	11,886,970	199,811	6.76	11,689,338	183,045	6.21
Total earning assets	16,838,131	255,804	6.04%	17,331,435	257,620	5.98%	18,439,010	247,584	5.33%
Nonearning Assets	1,601,779			1,711,927			1,768,910
Total Assets	$18,439,910			$19,043,362			$20,207,920
Interest-bearing Liabilities
Savings	$8,842,494	$59,307	2.67%	$8,834,746	$55,440	2.52%	$8,737,581	$49,195	2.23%
Time deposits	2,189,861	23,669	4.30	2,372,653	25,059	4.25	3,945,371	43,549	4.38
Borrowings	580,707	7,378	5.05	881,738	10,825	4.94	103,567	1,167	4.47
Term debt	373,158	5,543	5.91	372,820	5,564	6.00	372,112	5,765	6.15
Total interest-bearing liabilities	11,986,220	95,897	3.18%	12,461,957	96,888	3.13%	13,158,631	99,676	3.01%
Noninterest-bearing Liabilities
Noninterest-bearing deposits	4,116,589			4,355,521			4,824,861
Accrued interest and other liabilities	264,062			251,943			366,905
Total noninterest-bearing liabilities	4,380,651			4,607,464			5,191,766
Stockholders' Equity	2,073,039			1,973,941			1,857,523
Total Liabilities and Stockholders' Equity	$18,439,910			$19,043,362			$20,207,920
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$159,907			$160,732			$147,908
Net interest spread(1)			2.86%			2.85%			2.32%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.78%			3.73%			3.18%
Interest-bearing liabilities to earning assets	71.18%			71.90%			71.36%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$4,469,258	$145,511	4.35%	$5,927,026	$168,948	3.81%
Nontaxable(1)	768,782	22,079	3.84	899,613	23,611	3.51
Total securities	5,238,040	167,590	4.27	6,826,639	192,559	3.77
Interest on deposits with other banks and other short-term investments	268,122	10,244	5.10	133,910	4,833	4.83
Federal funds sold	—	—	—	51	3	7.86
Loans:(2)
Commercial and industrial(1)	3,603,668	202,426	7.50	3,547,256	169,552	6.39
PPP loans	2,195	19	1.16	6,718	61	1.21
Owner occupied commercial real estate	2,583,886	107,734	5.57	2,355,545	84,927	4.82
Non-owner occupied commercial real estate	2,514,452	118,657	6.30	2,459,965	105,111	5.71
Real estate construction	1,087,280	65,497	8.05	1,051,298	56,107	7.14
Agricultural and agricultural real estate	838,395	38,682	6.16	835,673	36,191	5.79
Residential mortgage	764,515	28,699	5.01	840,143	28,138	4.48
Consumer	476,967	27,578	7.72	506,143	26,925	7.11
Less: allowance for credit losses-loans	(123,497)	—	—	(111,434)	—	—
Net loans	11,747,861	589,292	6.70	11,491,307	507,012	5.90
Total earning assets	17,254,023	767,126	5.94%	18,451,907	704,407	5.10%
Nonearning Assets	1,670,839			1,730,901
Total Assets	$18,924,862			$20,182,808
Interest-bearing Liabilities
Savings	$8,828,973	$169,414	2.56%	$9,130,980	$128,372	1.88%
Time deposits	2,447,293	78,195	4.27	3,344,434	103,245	4.13
Borrowings	701,548	25,727	4.90	138,157	4,437	4.29
Term debt	372,826	16,956	6.08	372,094	16,756	6.02
Total interest-bearing liabilities	12,350,640	290,292	3.14%	12,985,665	252,810	2.60%
Noninterest-bearing Liabilities
Noninterest-bearing deposits	4,306,899			5,092,200
Accrued interest and other liabilities	270,164			284,008
Total noninterest-bearing liabilities	4,577,063			5,376,208
Stockholders' Equity	1,997,159			1,820,935
Total Liabilities and Stockholders' Equity	$18,924,862			$20,182,808
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$476,834			$451,597
Net interest spread(1)			2.80%			2.50%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.69%			3.27%
Interest-bearing liabilities to earning assets	71.58%			70.38%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Earnings available to common stockholders (GAAP)	$62,140	$37,730	$49,694	$(72,375)	$46,078
Plus core deposit intangibles amortization, net of tax(2)	1,022	1,081	1,131	1,229	1,240
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$63,162	$38,811	$50,825	$(71,146)	$47,318

Average common equity (GAAP)	$1,962,334	$1,863,236	$1,832,959	$1,729,086	$1,746,818
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit intangibles, net	14,814	16,185	17,641	19,193	20,821
Average tangible common equity (non-GAAP)	$1,371,515	$1,271,046	$1,239,313	$1,133,888	$1,149,992
Annualized return on average common equity (GAAP)	12.60%	8.14%	10.90%	(16.61)%	10.47%
Annualized return on average tangible common equity (non-GAAP)	18.32%	12.28%	16.49%	(24.89)%	16.32%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$157,897	$158,741	$154,215	$156,137	$145,756
Plus tax-equivalent adjustment(1)	2,010	1,991	1,981	2,058	2,152
Net interest income, fully tax-equivalent (non-GAAP)	$159,907	$160,732	$156,196	$158,195	$147,908

Average earning assets	$16,838,131	$17,331,435	$17,597,068	$17,853,957	$18,439,010

Annualized net interest margin (GAAP)	3.73%	3.68%	3.52%	3.47%	3.14%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.78	3.73	3.57	3.52	3.18
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.02	0.01	0.02	0.02	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$2,029,668	$1,917,145	$1,868,128	$1,822,412	$1,714,825
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit intangibles, net	14,157	15,501	16,923	18,415	20,026
Tangible common equity (non-GAAP)	$1,439,506	$1,325,639	$1,275,200	$1,227,992	$1,118,794

Common shares outstanding, net of treasury stock	42,883,865	42,852,180	42,783,670	42,688,008	42,656,303
Common equity (book value) per share (GAAP)	$47.33	$44.74	$43.66	$42.69	$40.20
Tangible book value per common share (non-GAAP)	$33.57	$30.94	$29.81	$28.77	$26.23

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,439,506	$1,325,639	$1,275,200	$1,227,992	$1,118,794

Total assets (GAAP)	$18,272,293	$18,812,670	$19,132,827	$19,411,707	$20,129,793
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit intangibles, net	14,157	15,501	16,923	18,415	20,026
Total tangible assets (non-GAAP)	$17,682,131	$18,221,164	$18,539,899	$18,817,287	$19,533,762
Tangible common equity ratio (non-GAAP)	8.14%	7.28%	6.88%	6.53%	5.73%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Reconciliation of Adjusted Efficiency Ratio, fully tax-equivalent (non-GAAP)
Net interest income (GAAP)	$157,897	$158,741	$154,215	$156,137	$145,756
Tax-equivalent adjustment(1)	2,010	1,991	1,981	2,058	2,152
Fully tax-equivalent net interest income	159,907	160,732	156,196	158,195	147,908
Noninterest income	18,992	18,207	27,663	(111,801)	28,383
Securities (gains)/losses, net	9,520	10,111	(58)	140,007	114
Unrealized gain on equity securities, net	(377)	(133)	(95)	(75)	(13)
Adjusted revenue (non-GAAP)	$188,042	$188,917	$183,706	$186,326	$176,392

Total noninterest expenses (GAAP)	$85,927	$116,244	$113,595	$130,285	$111,053
Less:
Core deposit intangibles amortization	1,345	1,421	1,492	1,611	1,625
Partnership investment in tax credit projects	222	222	494	3,573	1,136
(Gain) loss on sales/valuation of assets, net	(26,419)	193	214	2,072	108
Acquisition, integration and restructuring costs	2,026	5,973	1,375	4,365	2,429
FDIC special assessment	(267)	(631)	2,049	8,145	—
Core expenses (non-GAAP)	$109,020	$109,066	$107,971	$110,519	$105,755

Efficiency ratio (GAAP)	48.58%	65.69%	62.46%	293.86%	63.77%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	57.98%	57.73%	58.77%	59.31%	59.95%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$85,927	$116,244	$113,595	$130,285	$111,053
Core expenses (non-GAAP)	109,020	109,066	107,971	110,519	105,755

Average assets	$18,439,910	$19,043,362	$19,296,638	$19,667,825	$20,207,920
Total noninterest expenses to average assets (GAAP)	1.85%	2.46%	2.37%	2.63%	2.18%
Core expenses to average assets (non-GAAP)	2.35%	2.30%	2.25%	2.23%	2.08%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$58	$462	$168	$1,425	$94
Occupancy	—	—	—	1,092	—
Furniture and equipment	52	53	—	19	—
Professional fees	1,674	5,385	931	793	1,617
Advertising	—	—	—	28	178
Other noninterest expenses	242	73	276	1,008	540
Total acquisition, integration and restructuring costs	$2,026	$5,973	$1,375	$4,365	$2,429

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Reconciliation of Adjusted Earnings
Net income/(loss)	$64,153	$39,742	$51,707	$(70,363)	$48,091
(Gain)/loss from sale of securities	9,520	10,111	(58)	140,007	114
(Gain)/loss on sales/valuation of assets, net	(26,419)	193	214	2,072	108
Acquisition, integration and restructuring costs	2,026	5,973	1,375	4,365	2,429
FDIC special assessment	(267)	(631)	2,049	8,145	—
Total adjustments	(15,140)	15,646	3,580	154,589	2,651
Tax effect of adjustments(2)	3,634	(3,739)	(866)	(36,638)	(628)
Adjusted earnings	$52,647	$51,649	$54,421	$47,588	$50,114

Preferred dividends	(2,013)	(2,012)	(2,013)	(2,012)	(2,013)
Adjusted earnings available to common stockholders	$50,634	$49,637	$52,408	$45,576	$48,101

Plus core deposit intangibles amortization, net of tax(2)	1,022	1,081	1,131	1,229	1,240
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$51,656	$50,718	$53,539	$46,805	$49,341

Reconciliation of Adjusted Annualized Return on Average Assets
Average assets	$18,439,910	$19,043,362	$19,296,638	$19,667,825	$20,207,920
Adjusted annualized return on average assets (non-GAAP)	1.14%	1.09%	1.13%	0.96%	0.98%

Reconciliation of Adjusted Annualized Return on Average Common Equity
Average common stockholders' equity (GAAP)	$1,962,334	$1,863,236	$1,832,959	$1,729,086	$1,746,818
Adjusted annualized average common equity (non-GAAP)	10.27%	10.71%	11.50%	10.46%	10.92%

Reconciliation of Adjusted Annualized Return on Average Tangible Common Equity
Average tangible common equity (non-GAAP)	$1,371,515	$1,271,046	$1,239,313	$1,133,888	$1,149,992
Adjusted annualized average tangible common equity (non-GAAP)	14.98%	16.05%	17.38%	16.38%	17.02%

Reconciliation of Adjusted Diluted Earnings Per Common Share
Weighted average shares outstanding-diluted	43,195,257	43,060,354	42,915,768	42,838,405	42,812,563
Adjusted diluted earnings per common share	$1.17	$1.15	$1.22	$1.06	$1.12

(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Earnings available to common stockholders (GAAP)	$62,140	$46,078	$149,564	$144,245
Plus core deposit intangibles amortization, net of tax(2)	1,022	1,240	3,236	3,908
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$63,162	$47,318	$152,800	$148,153

Average common equity (GAAP)	$1,962,334	$1,746,818	$1,886,454	$1,710,230
Less average goodwill	576,005	576,005	576,005	576,005
Less average core deposit intangibles, net	14,814	20,821	16,208	22,501
Average tangible common equity (non-GAAP)	$1,371,515	$1,149,992	$1,294,241	$1,111,724
Annualized return on average common equity (GAAP)	12.60%	10.47%	10.59%	11.28%
Annualized return on average tangible common equity (non-GAAP)	18.32%	16.32%	15.77%	17.82%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$157,897	$145,756	$470,853	$445,100
Plus tax-equivalent adjustment(1)	2,010	2,152	5,981	6,497
Net interest income, fully tax-equivalent (non-GAAP)	$159,907	$147,908	$476,834	$451,597

Average earning assets	$16,838,131	$18,439,010	$17,254,023	$18,451,907

Annualized net interest margin (GAAP)	3.73%	3.14%	3.65%	3.23%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.78	3.18	3.69	3.27
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.02	0.01	0.02	0.02

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Adjusted Efficiency Ratio, Fully Tax-Equivalent (non-GAAP)
Net interest income (GAAP)	$157,897	$145,756	$470,853	$445,100
Tax-equivalent adjustment(1)	2,010	2,152	5,981	6,497
Fully tax-equivalent net interest income	159,907	147,908	476,834	451,597
Noninterest income (GAAP)	18,992	28,383	64,862	90,875
Securities (gains)/losses, net	9,520	114	19,573	1,532
Unrealized gain on equity securities, net	(377)	(13)	(605)	(165)
Adjusted revenue (non-GAAP)	$188,042	$176,392	$560,664	$543,839

Total noninterest expenses (GAAP)	$85,927	$111,053	$315,766	$331,542
Less:
Core deposit intangibles amortization	1,345	1,625	4,258	5,128
Partnership investment in tax credit projects	222	1,136	938	1,828
(Gain)/loss on sales/valuation of assets, net	(26,419)	108	(26,012)	(2,149)
Acquisition, integration and restructuring costs	2,026	2,429	9,374	5,994
FDIC special assessment	(267)	—	1,151	—
Core expenses (non-GAAP)	$109,020	$105,755	$326,057	$320,741

Efficiency ratio (GAAP)	48.58%	63.77%	58.94%	61.86%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	57.98%	59.95%	58.16%	58.98%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$85,927	$111,053	$315,766	$331,542
Core expenses (non-GAAP)	109,020	105,755	326,057	320,741

Average assets	$18,439,910	$20,207,920	$18,924,862	$20,182,808
Total noninterest expenses to average assets (GAAP)	1.85%	2.18%	2.23%	2.20%
Core expenses to average assets (non-GAAP)	2.35%	2.08%	2.30%	2.12%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$58	$94	$689	$261
Occupancy	—	—	—	—
Furniture and equipment	52	—	105	—
Professional fees	1,674	1,617	7,990	3,619
Advertising	—	178	—	522
Other noninterest expenses	242	540	590	1,592
Total acquisition, integration and restructuring costs	$2,026	$2,429	$9,374	$5,994

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Adjusted Earnings (non-GAAP)
Net income/(loss)	$64,153	$48,091	$155,602	$150,283
(Gain)/loss from sale of securities	9,520	114	19,573	1,532
(Gain)/loss on sales/valuation of assets, net	(26,419)	108	(26,012)	(2,149)
Acquisition, integration and restructuring costs	2,026	2,429	9,374	5,994
FDIC special assessment	(267)	—	1,151	—
Total adjustments	(15,140)	2,651	4,086	5,377
Tax effect of adjustments(2)	3,634	(628)	(981)	(1,280)
Adjusted earnings	$52,647	$50,114	$158,707	$154,380

Preferred dividends	(2,013)	(2,013)	(6,038)	(6,038)
Adjusted earnings available to common stockholders	$50,634	$48,101	$152,669	$148,342

Plus core deposit intangibles amortization, net of tax(2)	1,022	1,240	3,236	3,908
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$51,656	$49,341	$155,905	$152,250

Reconciliation of Adjusted Annualized Return on Average Assets
Average assets	$18,439,910	$20,207,920	$18,924,862	$20,182,808
Adjusted annualized return on average assets (non-GAAP)	1.14%	0.98%	1.12%	1.02%

Reconciliation of Adjusted Annualized Return on Average Common Equity
Average common stockholders' equity (GAAP)	$1,962,334	$1,746,818	$1,886,454	$1,710,230
Adjusted annualized return on average common equity (non-GAAP)	10.27%	10.92%	10.81%	11.60%

Reconciliation of Adjusted Annualized Return on Average Tangible Common Equity
Average tangible common equity (non-GAAP)	$1,371,515	$1,149,992	$1,294,241	$1,111,724
Adjusted annualized return on average tangible common equity (non-GAAP)	14.98%	17.02%	16.09%	18.31%

Reconciliation of Adjusted Diluted Earnings Per Common Share
Weighted average shares outstanding-diluted	43,195,257	42,812,563	43,080,422	42,769,872
Adjusted diluted earnings per common share	$1.17	$1.12	$3.54	$3.47

(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.